Exhibit 99.1

Editorial Contacts:	Investor Contact:
Andrew McCarthy	David A. Young
Adaptec, Inc.	Adaptec, Inc.
(408) 957-6085	(408) 957-6773
andrew_mccarthy@adaptec.com	dyoung@adaptec.com

ADAPTEC SETTLES CLAIMS AGAINST FORMER OWNERS OF DPT

MILPITAS, Calif., May 21, 2003 — Adaptec, Inc. (NASDAQ: ADPT), the global leader in storage infrastructure solutions, announced that it has settled its claims against Stephen Goldman, the principal shareholder and former president of Distributed Processing Technology Corp. (DPT), a company Adaptec acquired in 1999.  The settlement follows an arbitrator’s partial decision issued on April 17, 2003.  As a result of the settlement, Adaptec will record a $49.3 million gain in the first quarter of fiscal 2004.

About Adaptec

Adaptec Inc. (NASDAQ: ADPT) provides end-to-end storage infrastructure solutions that reliably move, manage and protect critical data and digital content. Adaptec provides software and hardware solutions for storage connectivity and data protection, storage networking and networked storage subsystems to leading OEM and distribution channel partners. Adaptec solutions are in use by enterprises, ISPs, medium and small businesses and consumers worldwide. Adaptec is an S&P Small Cap 600 Index member. More information is available at www.adaptec.com.

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